CONSENT OF EXPERT

I have reviewed the Registration Statement on Form 10-SB, which includes information derived from my Technical Report on the Geology and Mineral Potential of Shivee Tolgoi Property, Southern Gobi Gold-Copper Belt, Mongolia and I concur that the information as set forth is an accurate summary of my report. I further consent to the use in this Form 10-SB of the reference to myself as an expert in the Registration Statement.

December 1, 2004	/s/ Dr. Andrejs Panteleyev DR. ANDREJS PANTELEYEV